UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	001-34762		31-1042001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. employer identification number)

255 East Fifth Street, Suite 800	Cincinnati,	Ohio	45202
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02    Results of Operations and Financial Condition.

On October 20, 2022, First Financial Bancorp. (the "Company") issued its earnings press release that included its results of operations and financial condition for the first nine months and third quarter of 2022. A copy of the earnings press release is attached as Exhibit 99.1.

The Company also provided electronic presentation slides that will be used in connection with the earnings conference call. A copy of the electronic presentation slides is included in this Report as Exhibit 99.2 and will be available on the Company's website, www.bankatfirst.com.

The information set forth in this Current Report on Form 8-K (including the information in Exhibits 99.1 and 99.2 attached hereto) is being furnished to the Securities and Exchange Commission and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")    , or otherwise subject to the liabilities under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits:

The following exhibits shall not be deemed to be "filed" for purposes of the Exchange Act:
    Exhibit No.    Description

    99.1 First Financial Bancorp. Press Release dated October 20, 2022
    99.2 First Financial Bancorp. presentation materials
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST FINANCIAL BANCORP.

By: /s/ James M. Anderson
James M. Anderson
Executive Vice President and Chief Financial Officer

Date:	October 20, 2022